                                                                   Exhibit 10.12


                             SUPPLY AGREEMENT


This SUPPLY AGREEMENT (the "Agreement"), dated the 30th day of December 2004, is by and between ORTEC INTERNATIONAL, INC. ("Ortec") and LYOPHILIZATION SERVICES OF NEW ENGLAND, INC. ("LSNE").

                                   WITNESSETH:

WHEREAS, LSNE has expertise in the provision of collagen based processing services related to the manufacture of powder and sponges; and

WHEREAS, Ortec desires to have LSNE perform certain manufacturing activities related to collagen powder, lyophilized collagen sponge and crosslinked collagen sponge, all in accordance with Current Good Manufacturing Practice (cGMP).

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and undertakings hereinafter set forth, Ortec and LSNE hereby agree as follows:



Section 1.  Definitions

Except as otherwise defined, the following terms shall have the meanings ascribed to them:

 1.1 "Effective Date" shall mean the date of this Agreement as first written above.

1.2 "Ortec Equipment" shall mean equipment owned by Ortec and identified on Exhibit "A" as it may be amended from time to time to reflect the addition or removal of Ortec Equipment from the LSNE facility.

1.3 "Materials" shall mean all expendable materials required in performance of the Processing Services and as furnished to LSNE or specified by Ortec.

1.4 "Finished Materials" shall mean the medical grade dehydrothermal (DHT) crosslinked collagen sponge units that are delivered to a contract sterilizer, or designee, as determined by Ortec after performance of the Processing Services on the Materials.

1.5 "Lyophilization Machine" shall mean the primary item of equipment used to perform the Lyophilization process.

1.6 "Purchase Order" shall mean Ortec's standard purchase order.

1.7 "Specifications" shall mean the specifications for Finished Materials defined under the Manufacturing Control Procedures.

1.8 "Processing Services" shall mean the manufacture of i) Collagen Powder, ii) Pre-DHT Lyophilized Collagen Sponge and iii) Crosslinked Collagen Sponge in accordance with the following procedures.

         1.8.1 The Collagen Powder entails the steps of washing of the corium slurry, lyophilization of collagen pre-powder foam sheets and milling of said sheets.

         1.8.2 The Pre-DHT Lyophilized Collagen sponge entails the steps of preparing the collagen bulk solution, lyophilization of same to create the collagen sponge.

Ortec Legal Review
1-dec-04


         1.8.3 The Crosslinked Collagen sponge involves loading the sponge product, as per Paragraph 1.8.2, into a shelf dryer where it undergoes a dehydrothermal (DHT) crosslinking operation according to a prescribed vacuum-heating-cooling program.

         1.8.4 All Processing Services defined within this section are to be performed in conformance with Manufacturing Control Procedures approved by both Parties and in accordance with cGMP guidelines.

         1.8.5 LSNE shall provide Processing Services for Ortec pursuant to the terms of this Agreement, and Ortec shall, in its sole discretion and as it deems appropriate, transport to LSNE or direct LSNE to purchase subject to Ortec's credit standing with LSNE, Materials for Processing Services from third-party suppliers. Upon release of Finished Materials to Ortec, LSNE certifies and agrees that the Finished Materials were produced in accordance with manufacturing specifications. Ortec shall provide Materials in a timely manner and in such quantities as necessary to enable LSNE to perform Processing Services and deliver Finished Materials consistent with the Specifications and other terms of this Agreement.



Section 2.  Scope of "Processing Services"

2.1 Capacity. LSNE shall provide all appropriate provisions, including facilities and personnel, required to meet projected volume demands, as determined by Ortec, for collagen powder and pre-DHT sponges. Both parties shall cooperate in good faith to expeditiously establish an increase in capacity of the DHT crosslinking operation, as warranted by projected demand, and Ortec shall be responsible for costs related to the purchase and installation of the DHT oven. However, LSNE shall provide, at Ortec's request, provisions for installation of a minimum of one additional shelf dryer or replacement of the current shelf dryer with a larger capacity unit.

2.2 Purchase Orders. Ortec shall issue written Purchase Orders for Processing Services and the return of Finished Materials as Ortec, in its sole discretion, determines necessary. Each Purchase Order must be in writing, signed by an authorized representative of Ortec, and specifically refer to this Agreement. Ortec shall have no obligation to accept or pay for Processing Services related to Finished Materials if not performed pursuant to the terms of such Purchase Order.

2.3      Minimum Quantities of "Processing Services"

         2.3.1 Upon execution of this agreement, Ortec agrees to purchase a minimum of 3,500 units of Finished Product within the first 12-month period following the date of this agreement. LSNE shall deliver said amount at times specified by Ortec.

         2.3.2 Within 30 days following the receipt by Ortec of written notification from FDA allowing Ortec to sell OrCel'r' commercially for treatment of venous ulcers, Ortec will provide a non-binding 12-month forecast, which will be updated


                                   p. 2 of 10

Ortec Legal Review
1-dec-04


                  every 6 months. Also, no later than 30 days prior to the start of any quarter Ortec will provide LSNE with projections for one or more subsequent quarters all which shall be mutually binding on both parties.

2.4      Delivery.

         2.4.1 Ortec shall specify delivery dates for return of Finished Materials on applicable Purchase Orders for Processing Services. LSNE shall use commercially reasonable efforts to meet all such requested delivery dates, but in no event shall the actual delivery date be more than forty-five (45) days from LSNE's receipt of a Purchase Order and receipt of the necessary Materials for the performance of Processing Services related to the specific Purchase Order. Standard terms will require delivery of related Finished Materials within forty-five (45) days of receipt of an Ortec purchase order by LSNE. Finished Materials shall be delivered F.O.B. place of shipment (LSNE's Manchester, New Hampshire location).

         2.4.2 Finished Materials shall be properly prepared for shipment by LSNE to protect against weather, contamination and damage during shipment and shall comply with the Specifications. When requested by Ortec, LSNE shall submit for approval the LSNE's proposed method of preparation for shipment for Finished Materials. Ortec's approval of such methods shall relieve LSNE of its responsibility for any loss or damage occasioned to any Finished Materials prior to receipt by Ortec. LSNE shall only use labeling and packaging supplies as provided or specified by Ortec for this particular purpose.

Section 3.  Pricing; Invoices; Payment

3.1 Prices. During the term of this Agreement, Ortec shall pay, and LSNE shall invoice Ortec, for Processing Services related to i) powder manufacturing ii) sponge manufacturing, and iii) delivery of Finished Materials.


         3.1.1 Powder shall be charged at a rate of $6,520 per lot, each lot consisting of a minimum of 260 grams and maximum of 350 grams of dry powder, and be set for the term of the contract unless Ortec changes the Specifications in which case LSNE agrees to charge an incrementally and commercially reasonable increase consistent with the actual cost of implementation. LSNE shall provide Ortec with written justification for such cost increase 60 days prior to implementation in production. Ortec shall provide written notice to LSNE rejecting or accepting such justification for cost increase within 30 days of receiving written justification from LSNE. No production using these revised specifications should be initiated by LSNE prior to its receiving notice from Ortec accepting justification for the price increase.

         3.1.2 Pre-DHT Lyophilized Collagen Sponge shall be charged at a rate of $7,700 per single lot, consisting of a minimum of 300 and maximum of 400 1st quality sponges, which shall be set for the term of the contract unless Ortec changes the Specifications in which case LSNE agrees to charge an incrementally and commercially reasonable


                                   p. 3 of 10

Ortec Legal Review
1-dec-04


                  increase consistent with the actual cost of implementation and in accordance with the provisions specified in 3.1.1.

         3.1.3 Finished Material, which includes DHT crosslinking of the collagen sponge, shall be charged at a rate of $700 per single lot of no less than 270 and no more than 720 commercially suitable sponges and in accordance with the provisions in 3.1.1.

         3.1.4 Both Parties agree to actively identify and implement cost reduction opportunities and negotiate in good faith a reduced and commercially reasonable pricing schedule reflecting such cost reduction measures. Any cost increase resulting from significant alteration(s) to the manufacturing operation, as requested by Ortec in writing and used in executing Processing Services, is also to be negotiated in good faith between the Parties to determine fair compensation for such changes.

3.2 Invoices. LSNE shall submit invoices to Ortec for all Processing Services and all related Finished Materials that Ortec has accepted. Ortec shall not be obligated to pay any charges set forth in an invoice which were performed more than three hundred and sixty-five (365) days prior to the invoice date or which relate to Finished Materials not accepted by Ortec pursuant to the terms of this Agreement.

3.3 Payment. Payment Terms will be Net 30 days from the time of shipment of released Powder, Pre-DHT Lyophilized Collagen Sponge or Finished Materials from LSNE to Ortec or it's designee. Ortec shall be entitled to withhold payments if the raw materials are substituted without prior written consent of Ortec and the Powder, Pre-DHT sponge or the Finished Materials are not provided in accordance with the Manufacturing Control Documents. Delay in receiving LSNE's invoices, material discrepancies between invoices and packing lists or other material errors or omissions will be considered just cause for withholding payment. Ortec shall promptly notify LSNE in writing upon determination by Ortec of any discrepancy or other errors in any LSNE invoices to Ortec. In the event of a substantive LSNE error in billing, the due date of the invoice will be offset only by the number of days required for LSNE to resubmit a corrected invoice from the date of such notification. Where there is only a partial discrepancy, Ortec shall pay for the non-discrepant portions of the invoice according to the payment terms above.

3.4 Taxes. The Parties agree that, to each of the Parties knowledge, there are no taxes applicable to the purchase of Processing Services by Ortec from LSNE under this Agreement. In the event it is subsequently determined that taxes are applicable, Ortec shall pay all sales taxes related solely to LSNE' provision of Processing Services as set forth in an invoice from LSNE, excluding taxes applicable to LSNE's income or revenue from the performance of Processing Services under this Agreement.

Section 4.  Inspection; Acceptance

4.1 Inspection. Ortec shall have the right to make inspections of Finished Materials in progress by LSNE at LSNE's facilities, after reasonable notification to LSNE. For the purpose of making such inspections, and if requested by Ortec, Ortec shall be notified reasonably in advance of the start of work on the Finished Materials, and its representatives shall be given access to the facilities of LSNE at all reasonable times during working hours. Upon request, Ortec shall be furnished with a copy of LSNE's standard test procedures and test reports, and a sample of the


                                   p. 4 of 10

Ortec Legal Review
1-dec-04


Finished Materials. Ortec shall be entitled to a minimum of ten (10) days per year for purposes of observing production activities. All site inspections of Ortec suppliers or suppliers of materials used in production of Ortec's Finished Materials shall be the sole responsibility of Ortec.

4.2 Acceptance All Finished Materials shall be received subject to Ortec's approval of any process deviations prior to shipment and inspection upon delivery. In the event Finished Materials fail to meet the Specifications and warranties of this Agreement because of an unapproved process deviation, LSNE shall provide at its sole expense replacement Processing Services within 20 days of written notification. Finished Materials shall be deemed accepted by Ortec if Ortec fails to notify LSNE of rejection of such Finished Materials within seven
(7) days of Ortec's receipt of said materials. Parties acknowledge that there are frequent minor deviations that occur in the manufacturing process because of its complexity. Ortec agrees that only material deviations, which in fact limit Ortec's ability to utilize Powder, Pre-DHT Collagen Sponges or Finished Product for commercial use, shall entitle Ortec to reject delivery of said product and withhold payment. Ortec shall return to LSNE any rejected product upon the request of LSNE and LSNE shall destroy at its cost said product within a reasonable period following receipt. Ortec may not reject product in which failure is the direct result of the malfunction of Ortec Equipment, through no fault of or neglect by LSNE to properly maintain and operate Ortec Equipment or to utilize approved raw materials or to respond to special requests to ship unreleased products to Ortec.



Section 5.  Equipment; Materials; Suppliers

LSNE shall provide the equipment, except Ortec Equipment owned by Ortec, labor, utilities, facilities, and supervision necessary and related to the performance of the Processing Services and packaging of the Finished Materials. Subject to provisions in 10.0, LSNE shall bear the risk of loss for the Ortec Equipment and Materials while in its possession and shall maintain adequate insurance for the replacement value of the Ortec Equipment and Materials in the event of loss. Upon termination of the Agreement, LSNE shall make the Ortec Equipment and unused Materials and supplies provided by Ortec immediately available for pick-up by Ortec upon written notice from Ortec.

Ortec shall retain title to the Ortec Equipment, the Materials, and all other supplies provided to LSNE by Ortec pursuant to this Agreement and LSNE shall keep all such Ortec property free and clear of all liens, claims or encumbrances of any other parties and shall give Ortec prompt notice of any such claims or judicial process affecting this Ortec property. LSNE shall segregate all Ortec Equipment, Materials, Finished Materials and supplies from similar types of its own assets. Ortec shall reserve the right to attach property tags to all Ortec Equipment identifying that such assets are the Property of Ortec, Inc.

LSNE shall maintain at its cost all LSNE owned equipment and instrumentation, necessary to execute the "Processing Services, in proper working condition and calibration. Ortec shall be notified within 45 days prior to routine calibration or maintenance being required and upon authorization from Ortec, LSNE agrees to perform or arrange the required services at the sole expense of Ortec.


                                   p. 5 of 10

Ortec Legal Review
1-dec-04


Risk of loss for the Materials, Finished Materials, Ortec Equipment and suppliers shall transfer to LSNE upon its receipt thereof; provided, however, LSNE shall not be responsible for any damages to the Materials or Finished Materials which occurs solely as a result of submitting the Materials to the Processing Services. Risk of loss for Finished Materials, Ortec Equipment and supplies shall return to Ortec upon shipment of such items. For purposes of this agreement, Ortec stipulates that the package specifications are Ortec's and are acceptable.



Section 6.  Term; Termination

6.1 Term. This Agreement shall be effective as of the Effective Date and shall continue for a period of two (2) years after the Effective Date.

6.2 Termination. In addition to any specified rights of termination set forth elsewhere in this Agreement, this Agreement may be terminated as follows:

         6.2.1 By Ortec if Ortec rejects an incremental cost increase resulting from Ortec changing Specifications or LSNE does not possess the capability to accommodate the requested change(s) as denoted in Section 3.1, Ortec shall have the right to either continue with the Agreement as-is or terminate the Agreement pursuant to Section 6.2.4.

         6.2.2 In the event of a material breach of this Agreement by either party, the other party shall have the right to deliver a written notice of default to the defaulting party (a "Default Notice"). In the event any such breach is not cured within 90 days after service of the Default Notice, this Agreement shall terminate if the non-defaulting party delivers a written notice of termination to the defaulting party within 180 days after the expiration of such 90-day cure period.

         6.2.3 By either party, by written notice to the other party, if the other party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state bankruptcy, insolvency, liquidation, receivership or similar law (a "Bankruptcy Law"), (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such party or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take corporate action for the purpose of effecting any of the foregoing or
                  (vii) be subject to the commencement of any involuntary proceeding or the filing of any involuntary petition in a court of competent jurisdiction seeking (A) relief in respect of such party or of a substantial part of its property or assets under any Bankruptcy Law, (B) the appointment of a receiver, trustee, custodian, sequestrator or similar official for such party or for a substantial part of its property or assets or (C) the winding-up or liquidation of such party; and in the case of this clause (vii) such proceeding or petition shall continue un-dismissed for 120 days or an order or decree approving or ordering any of the foregoing shall continue un-stayed and in effect for 60 days.


                                   p. 6 of 10

Ortec Legal Review
1-dec-04



         6.2.4 Subject to Section 6.2.5, Ortec may terminate this Agreement without cause or penalty and for any reason upon 180 days prior written notice to LSNE.

         6.2.5 In the event Ortec terminates this Agreement, Ortec's liability shall be limited to payment of Finished Product, costs associated with partially completed Processing Services and charges for unused Materials required to fulfill the balance of the binding forecast which becomes due upon termination. Upon full payment of said Services and charges and at the request of Ortec, LSNE shall deliver to Ortec any in-process product, Powder, Pre-DHT Collagen Sponge, Finished Product or raw materials held in LSNE's inventory.



Section 7. Representations and Warranties

LSNE represents, warrants and covenants that:

         (i) Finished Materials, unless otherwise agreed to by the parties in writing, shall be made only from Materials provided and or specified by Ortec, conform to Manufacturing Control procedures;

         (ii) Finished Materials shall be transferred free and clear of all liens, claims and encumbrances of any kind whatsoever; (iii) Finished Materials will have been produced in compliance with, and LSNE agrees to be bound by, and shall at all times be in compliance with, all applicable federal, state and local laws, executive orders, orders, rules and regulations, Good Manufacturing Practice Regulations issued by the Food and Drug Administration (FDA).

         (iv) Except where the Ortec Equipment is cleaned by LSNE, by process validated by Ortec (or agreed to in writing by Ortec), prior to use for purposes of performing Processing Services. LSNE shall be prohibited from utilizing Ortec Equipment for any purpose other than in the execution of manufacturing Finished Materials on behalf of Ortec in compliance with the Specifications and obligations under this Agreement. Without Ortec's prior written consent, the process used for cleaning the Lyophilization Machine and Ortec Equipment shall not be modified after being validated by Ortec

         (v) LSNE shall provide adequate capacity, in conformance with 2.2, for timely delivery of Finished Product



Section 8.  Compliance with Laws

During the term of this Agreement, LSNE represents and warrants to Ortec that it shall conduct itself in full compliance with all applicable Federal, State and local laws, Executive Orders, orders, rulings, and regulations, including but not limited to regulations administered by the Federal Food and Drug Administration ("FDA"). LSNE shall promptly provide Ortec with copies of all communications between LSNE and FDA with respect to LSNE 's operations that relate to Ortec and shall otherwise immediately notify Ortec of any matters of importance that may affect LSNE 's operations as they relate to Ortec. LSNE further agrees to inform FDA or any other competent inquiring regulatory agency that LSNE acts as an independent contractor for Ortec in


                                   p. 7 of 10

Ortec Legal Review
1-dec-04


connection with the Finished Materials, Processing Services or Ortec 's specifications relating thereto and that, as required by 21 C.F.R. Section 801.150(e), this Agreement has been entered into between Ortec and LSNE.



Section 9.  Indemnity

         a) Ortec shall indemnify, hold harmless, and defend LSNE from any and all liability, loss, claims, lawsuits, damages, injury, settlements, costs and expenses whatsoever (as incurred), including but not limited to court costs and reasonable attorneys' fees (collectively, the "Losses"), arising out of or related to the Finished Products or the use thereof or (to the extent relevant to infringement, product liability or similar claims) distribution thereof, except to the extent such Losses result from: (i) a breach by LSNE of the Product Warranties, or (ii) its obligations under this agreement.

         b) LSNE shall indemnify, hold harmless, and defend Ortec from any and all Losses arising out of or related to (i) any breach by LSNE of any representation, term, covenant or condition contained in this Agreement or (ii) any gross negligence or willful misconduct by LSNE in the performance of its obligations under this Agreement.



Section 10.  Insurance

LSNE shall keep and maintain throughout the term of the agreement comprehensive liability insurance in an amount no less than $1,000,000, which shall include without limitation, replacement cost for loss of or damage to the Ortec Equipment, Materials or Finished Materials on an occurrence basis with Ortec named as loss payee. LSNE will make available copies of certificates of insurance to Ortec and if Ortec deems the coverage to be inadequate then Ortec shall have at its discretion the option of purchasing additional insurance at Ortec's expense to cover the full replacement value of Ortec Equipment, Materials and Finished Materials in the event of loss.



Section 11.     Notices

All notices required hereunder shall be given to the addresses specified below:

         If to Ortec:      Ortec International, Inc.

                           3960 Broadway

                           New York, NY 10032

                           Attention:  President

         If to LSNE:       Lyophilization Services of New England

                           One Sundial Avenue, Suite 112

                           Manchester, NH 03103

                           Attention:  President


                                   p. 8 of 10

Ortec Legal Review
1-dec-04

All notices shall in be writing and shall be considered delivered and the service thereof complete when the notice is posted by U.S. certified mail or delivery by private express service or in person to the addressee indicated above.



Section 12.       General Terms

12.1 Set-Off. All claims for money past due between the parties shall be subject to deduction by one party for any setoff or counterclaim arising out of this Agreement or any other transaction with the other.

12.2 Publicity. Both parties acknowledge that either party reserves the right to disclose the other parties name during the course of conducting ordinary business.

12.3 Force Majeure. In the event of strikes, lock-outs or other industrial disturbances, rebellions, mutinies, epidemics, landslides, lightning, earthquakes, fires, hurricanes or other storms, floods, sinking, drought, civil disturbances, explosions, acts or decisions of duly constituted municipal, state or national governmental authorities or of courts of law, as well as impossibility to obtain equipment, supplies, fuel or other required materials, in spite of having acted with reasonable diligence, or by reason of any other causes which are not under the control of the party requesting the abatement of performance, or causes due to unexpected circumstances which are not possible to eliminate or overcome with due diligence by such party ("Force Majeure"), the parties agree that, if either LSNE or Ortec finds itself wholly or partially unable to fulfill its respective obligations under this Agreement by reasons of Force Majeure, the party affected shall advise such other party in writing of its inability to perform, giving a detailed explanation of the occurrence of the event which excuses performance as soon as possible after the cause or event has occurred. If such notice is given, the performance of the party giving the notification shall be abated, and any time deadlines shall be extended for so long as performance may be prevented by Force Majeure; provided, however, that in the event the suspension of performance continues for more than ninety (90) days after the date of the occurrence of such Force Majeure, and such failure to perform would constitute a material breach of this Agreement in the absence of such Force Majeure, the unaffected party may terminate this Agreement immediately by written notice to the other party. No party shall be required to make up any performance that was prevented by Force Majeure


12.4 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New Hampshire, without giving effect to any conflicts of laws provisions thereof that would cause the application of the laws of a different jurisdiction. All suits, disputes, actions, and other legal proceedings (collectively, "Suits") related to or arising out of this Agreement, will be brought in the state or federal courts located in Manchester, New Hampshire, if the Suit is commenced by Client, or in the state or federal courts located in New York City, New York, if the Suit is commenced by LSNE.

12.5 Audit. Subject to Section 4.1, LSNE shall during regular business hours permit Ortec's representatives to perform audits of LSNE's facilities and equipment, and such other audits as may be necessary to comply with any regulatory requirements and/or to ensure LSNE's


                                   p. 9 of 10

Ortec Legal Review
1-dec-04


compliance with the terms and conditions of the Agreement. Ortec shall be entitled to two (2) consecutive workdays per year for purposes of conducting Quality audits.

12.6 Record. LSNE will maintain all records required by this Agreement or otherwise related to its performance of Processing Services hereunder according to its record retention policy and will make the same available to Ortec upon request and to various regulatory agencies upon written authorization of Ortec.

12.7 Survival. Any provisions, which by their nature extend beyond the Agreement termination, remain in effect until fulfilled, including, without limitation, Sections 6.2, 7, 8, 9 and 11 and apply to both parties' respective successors and assignees.

12.8 Integration. This Agreement, including its Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between the parties concerning the subject matter contained herein. The Agreement may be amended only by an instrument entitled "Amendment to Agreement" signed by Ortec and LSNE. Such Amendment must specifically reference this Agreement.

12.9 Independent Contractor LSNE shall be an independent contractor and shall not be deemed, expressly or by implication, to be an LSNE, employee, representative or servant of ORTEC for any purpose whatsoever.

12.10 Headings The Article and Paragraph headings are included in this Agreement for convenience only and are to be disregarded in any interpretation hereof.

12.11 Severability Each Article, Paragraph and provision of this Agreement is severable from the entire Agreement, and if one provision is declared invalid, the remaining provisions shall nevertheless remain in effect.

12.12 Good Faith/Fair Dealing Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that they shall act in good faith and deal fairly with each other in the performance of their respective rights and obligations under this Agreement.




IN WITNESS WHEREOF, the parties hereto, through their duly authorized representatives, have executed this Agreement as of the day and year first written above.

ORTEC INTERNATIONAL, INC.                                     LYOPHILIZATION SERVICES OF NEW ENGLAND, INC.

By:      /s/ Ron Lipstein                                     By:      /s/ Mathew Halvorsen
   -----------------------------------------                      -------------------------------
         Ron Lipstein                                                     Mathew Halvorsen

Title:   CEO                                                  Title:          President
       -------------------------------------                         ----------------------------


                                  p. 10 of 10

                      LSNE SUPPLY AGREEMENT DATED 30-DEC-04

                          EXHIBIT A - "ORTEC EQUIPMENT"


-----------------------------------------------------------------------------------------------------------------------------

                                                                                                Ortec
  No.               Equipment                 Supplier        Model No.       Catalogue No.     Tag No.         Serial No.
-----------------------------------------------------------------------------------------------------------------------------
   1    Revco -40C Freezer, Value Series    VWR (97/98)   ULT-2540-3            55702-095         575       X12J-4S8079-XJ
        Upright, Temperature Range -10C
        to -40C

-----------------------------------------------------------------------------------------------------------------------------

   2    VWR brand                           VWR (97/98)         1450M           52201-650         576           0800799
        Microprocessor-Controlled Vacuum
        Oven, Digital

-----------------------------------------------------------------------------------------------------------------------------

   3    RV Dual-Mode Vacuum Pump, Edwards   VWR (97/98)         RV12          EVR440-00-001       486          996206430

-----------------------------------------------------------------------------------------------------------------------------

   4    Chart Strip Recorder (VWR Oven)                                                           613

-----------------------------------------------------------------------------------------------------------------------------

   5    Laboratory Mill, Thomas-Wiley,      VWR (97/98)           -           TS1427XE10/SS       578
        Standard Bench Model No. 4, Motor
        Driven, Enclosed Housing,
        Material of Construction
        Stainless Steel

-----------------------------------------------------------------------------------------------------------------------------

   6    Vertical Drum Storage Cabinet,      VWR (97/98)           -             71980-014         579
        2-door, Self-close, 55-Gallon
        Drum, Justrite

-----------------------------------------------------------------------------------------------------------------------------

   7    Drum Craddle, Justrite              VWR (97/98)           -              56610-47         580

-----------------------------------------------------------------------------------------------------------------------------

   8    Rotory Transfer Pump, Justrite w/   VWR (97/98)         7610            54809-546         581
        6ft. Hose w/o counter

-----------------------------------------------------------------------------------------------------------------------------

   9    Mettler Toledo HR73 Prof. Halogen   VWR (97/98)         HR73            11276-785         485         1118260903
        Moisture Analyzer

-----------------------------------------------------------------------------------------------------------------------------

   10   Printer to HR73 Mettler Toledo      VWR (97/98)        HA-P43           11278-026         485
        HR73 Prof. Halogen Moisture
        Analyzer

-----------------------------------------------------------------------------------------------------------------------------

   11   Gyrotory Platform Shaker with 1"   New Brunswick        2350            M1191-0010        582
        Stroke, Innova                    Scientific Co.,
                                                Inc.

-----------------------------------------------------------------------------------------------------------------------------

   12   Utility Tray for Gyrotory          New Brunswick          -              AG-21-00         585
        Platform Shaker with 1" Stroke,   Scientific Co.,
        Innova                                  Inc.

-----------------------------------------------------------------------------------------------------------------------------

   13   Stephan Universal Machine, 12      Suburban Globe    VCM 12F R&D            -             586        1940181171004
        liter, Cabinet Model, variable      Corporation
        speed (150 to 3,000 rpm, jacketed
        bowl, vacuum pump, S.S. Cart,
        stainless steel cover and port,
        electric T.C., water heater,
        fully assembled turnkey.

-----------------------------------------------------------------------------------------------------------------------------

                      LSNE SUPPLY AGREEMENT DATED 30-DEC-04

                          EXHIBIT A - "ORTEC EQUIPMENT"


-----------------------------------------------------------------------------------------------------------------------------

                                                                                                Ortec
  No.               Equipment                 Supplier        Model No.       Catalogue No.     Tag No.         Serial No.
-----------------------------------------------------------------------------------------------------------------------------
   14   Knife Shaft Stainless Steel w/     Suburban Globe         -                 -             587
        One Straight, Stephan Universal     Corporation
        Machine, VCM 12F R&D.

-----------------------------------------------------------------------------------------------------------------------------

   15   Angle-Bent Wave-cut Knife,         Suburban Globe         -                 -             588      3D0002-06 A 0981
        Stephan Universal Machine, VCM      Corporation
        12F R&D.

-----------------------------------------------------------------------------------------------------------------------------

   16   Vacuum Shelf Dryer Equipped with   Stokes Vacuum,       338F                -             589            73830
        6 Shelves and Provision for             Inc
        Adding 6 More (Constructed as per
        Quotation Dated 7/23/99)

-----------------------------------------------------------------------------------------------------------------------------

   17   Heat Transfer System-electrically  Stokes Vacuum,     450-9-483             -             614
        heated hot oil                          Inc

-----------------------------------------------------------------------------------------------------------------------------

   18   Oil Sealed Piston Pump, 80cfm      Stokes Vacuum,       149H                -             615
                                                Inc

-----------------------------------------------------------------------------------------------------------------------------

   19   Portable Tachometer                    Shimpo          DT-105A                            583          A97A0042

-----------------------------------------------------------------------------------------------------------------------------

   20   Sencor Heat Sealer                     Sencor          24-AS/2              -            01001          24-092

-----------------------------------------------------------------------------------------------------------------------------